EXHIBIT 99.1


On November 12, 1997, the Registrant issued the following press release:


            "MAR VENTURES INC. CHANGES NAME TO PYR ENERGY CORPORATION


     DENVER- Mar Ventures Inc. (OTC EBB: MRVI) today announced that the name of the company has been changed to PYR ENERGY CORPORATION. The company is now traded under the symbol "PYRX" (OTC EBB: PYRX).

     "The name 'PYR Energy Corporation' more accurately reflects our business focus and serves to re-establish the name recognition created in the oil and gas industry by our predecessor, PYR Energy, LLC," said D. Scott Singdahlsen, President and CEO of PYR Energy Corporation.

     PYR Energy Corporation applies advanced 3-D seismic and computer-aided exploration ("CAEX") technology to systematically explore for and exploit onshore domestic oil and natural gas accumulations in the western United States. The Company is currently exploring for oil and gas in the San Joaquin Basin of California and the Rocky Mountains.



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